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                                                                Exhibit 5.1




                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]






                                                                 April 18, 2000



Packard BioScience Company
800 Research Parkway
Meriden, Connecticut 06450

Ladies and Gentlemen:

         In connection with the registration of 12,000,000 shares of common stock, par value $.002 per share (the "Shares"), of Packard BioScience Company (the "Company") under the Securities Act of 1933, as amended, on Form S-1 filed with the Securities and Exchange Commission (the "Commission") on March 8, 2000 (File No. 333-31996), as amended by Amendment No. 1 filed with the Commission on March 23, 2000 and Amendment No. 2 filed with the Commission on April 18, 2000 (as it may be further amended, the "Registration Statement"), you have requested our opinion with respect to the following matters.

         In connection with the delivery of this opinion, we have examined originals or copies of a form of the Amended and Restated Certificate of Incorporation and a form of the Amended and Restated By-Laws of the Company as set forth in exhibits to the Registration Statement, the Registration Statement, certain resolutions adopted or to be adopted by the Board of Directors, the form of stock certificate representing the Shares and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by the Company in connection with the authorization, registration, issuance and sale of the Shares. With respect to certain factual matters material to our opinion, we have relied upon representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, and that all documents submitted to us as certified copies are true and correct copies of such originals.


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Packard BioScience Company
April 18, 2000
Page 2


         Based on such examination and review, and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

         We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the United States of America, State of New York and the General Corporation Law of the State of Delaware.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,


                               /s/ Wachtell, Lipton, Rosen & Katz